As filed with the Securities and Exchange Commission on July 20, 2020

Registration No. 333-_______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

 REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIOMERICA, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-2645573 (I.R.S. Employer Identification Number)

17571 Von Karman Avenue

Irvine, California 92614

(949) 645-2111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zackary Irani

Chairman & Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, California 92614

(949) 645-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Ivey, Esq. Jason Lee, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public:From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[   ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered(1)	Proposed maximum offering price per share(2)(5)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee (4)(5)
Primary Offering
Common stock, $0.08 par value per share	–	–	$90,000,000	$7,634.22
Secondary Offering
Common stock, $0.08 par value per share	571,429	$10.83	$6,188,576. 07	$803.28
TOTAL			$96,188,576.07	$8,437.50

(1)     In connection with the primary offering, this registration statement covers the registration of such indeterminate number of shares of common stock as may be offered and sold from time to time by the Registrant, which shall have an aggregate initial offering price not to exceed $90,000,000. In connection with the secondary offering, this registration statement registers a maximum of 571,429 shares of common stock to be offered and sold by the selling stockholder identified in this registration statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)     The proposed maximum initial offering price per share for the primary offering will be determined by the Registrant, from time to time, in connection with the issuance by the Registrant of the shares registered hereunder.

(3)     The proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the shares and is not specified pursuant to General Instruction II.D. of Form S-3. Shares of common stock of the Registrant in the proposed maximum aggregate offering amount of $45,000,000 were previously registered on the registrant’s registration statement on Form S-3 (File No. 333-219130) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2017 and declared effective by the SEC on July 20, 2017, $31,184,736 of which remain unsold as of the date hereof (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities will be registered pursuant to this registration statement, to the extent they remain unsold as of the effective date of this registration statement.

(4)  With respect to the primary offering, the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of the shares to be sold in the primary offering. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement covers a total of $31,184,736 of Unsold Securities registered pursuant to the Prior Registration Statement, but which remain unsold as of the date hereof. The Unsold Securities are being carried forward to and registered on this registration statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant previously paid a registration fee of $4,047.78. Accordingly, the “Amount of registration fee” for the primary offering above reflects only the filing fee attributable to the $58,815,264 of new securities registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

(5)  With respect to the secondary offering, estimated solely for the purpose of calculating the registration fee has been calculated pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on the NASDAQ Capital Market on July 17, 2020, or $10.83, which is a date within five business days of the filing date of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED July 20, 2020

$90,000,000

BIOMERICA, INC.

Common Stock

571,429 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to a primary offering by us, and a secondary offering by the selling stockholder identified in this prospectus.

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $90,000,000.

This prospectus also relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock held by the selling stockholder or issuable upon conversion of shares of our Series A Convertible Preferred Stock, $0.08 par value per share, or our Series A Preferred Stock, held by the selling stockholder. The selling stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

This prospectus provides a general description of the shares of common stock that we and the selling stockholder may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that the selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering.

Any prospectus supplement that we or the selling stockholder provide to you may add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “BMRA.” On July 17, 2020, the last reported sale price of our common stock was $10.96 per share.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” BEGINNING ON PAGE 5 OF THIS PROSPECTUS, contained in ANY applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total aggregate offering price of $90,000,000. This prospectus also relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock held by the selling stockholder or issuable upon conversion of shares of our Series A Preferred Stock, held by the selling stockholder.  The selling stockholder is identified in this prospectus under the heading “Selling Stockholders”. This prospectus provides you with a general description of our common stock that we and the selling stockholder may offer.

All references to “Company” “we,” “our” or “us” refer solely to Biomerica, Inc.

Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that the selling stockholder resells any shares of our common stock, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. Any prospectus supplement that we or the selling stockholder provide to you may add, update or change information in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

Neither we, nor any agent, underwriter, dealer, salesperson or other person has authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus in connection with the offer made by this prospectus, any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus, any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is correct on any date after their respective dates or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any related free writing prospectus may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement and any related free writing prospectus before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplement, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement, with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

ABOUT THE COMPANY

The following is a summary of what we believe to be the most important aspects of our business.  Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Our Company

We are a global medical device company that develops, patents, manufactures and/or markets advanced diagnostic and therapeutic products used at the point-of-care (in home and in physicians' offices) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. The Company's products are designed to enhance the health and well-being of people, while reducing total healthcare costs. Our diagnostic test kits are used to analyze blood, urine, or fecal specimens from patients in the diagnosis of various diseases and other medical complications, or to measure the level of specific hormones, antibodies, antigens or other substances, which may exist in the human body in extremely small concentrations.

Our primarily focus is on gastrointestinal, food intolerance and inflammatory diseases where the Company has multiple diagnostic and therapeutic products in development. In response to the COVID-19 pandemic, we have lunched various serology tests that look for the presence of antibodies to the novel Coronavirus (SARS-CoV-2).  The antibodies detected by serology tests can indicate that a person has had an immune response to the SARS-CoV-2, whether symptoms developed from infection or the infection was asymptomatic.

Our InFoods® IBS product which is currently in clinical trials in the US, is designed to allow physicians to identify patient specific foods (e.g. eggs, broccoli, wheat, potatoes, corn, etc.), that when removed from the diet, may alleviate or improve an individual's IBS symptoms including, but not limited to, constipation, diarrhea, bloating, pain and indigestion. The InFoods IBS product is a patented diagnostic-guided therapy and is being tested to allow for a patient specific, guided dietary regimen to improve Irritable Bowel Syndrome (IBS) outcomes. An estimated 45 million people in America currently suffer from IBS making it a leading cause for patient doctor visits.

We primarily focus on products for gastrointestinal diseases, food intolerances, diabetes and certain esoteric tests. These diagnostic test products utilize immunoassay technology. Our products are CE marked and/or sold for diagnostic or treatment use around the world where they are registered by each country’s regulatory agency.  In addition, some products are cleared for sale in the U.S. by the U.S. Food and Drug Administration, or FDA.

We maintain our headquarters in Irvine, California where we house administration, product development, sales and marketing, customer services and some manufacturing operations.  A part of our manufacturing and assembly operations is located in Mexicali, Mexico, in order to reduce the cost of manufacturing and compete more effectively worldwide.  We have established wholly owned subsidiaries in both Mexico and Germany. We expend considerable funds in research and development of certain new products that diagnose and, in certain cases, are designed to be used as a therapy for several major medical diseases.  These products are both internally developed and licensed from others. We utilize experienced technical personnel to improve existing products, develop new products and evaluate and license or purchase technologies owned by third parties that could be implemented into products we sell.  We are currently pursuing the development of multiple tests for the gastrointestinal market, and other disease states that pertain to a patient’s food intolerance, as well as several diagnostic tests that identify persons that have been infected with the COVID-19 virus.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, and BioEurope GmbH, which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly, annual and other reports, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety and (ii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement or related free writing prospectus. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any common stock sold pursuant to the prospectus supplement or free writing prospectus.  Our management will have broad discretion in the allocation of the net proceeds from this offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our First Amended and Restated Certificate of Incorporation, Bylaws and our Series A Certificate of Designation, as corrected, the Certificate of Designation. The summary does not purport to be complete and is qualified in its entirety by reference to our First Amended and Restated Certificate of Incorporation, Bylaws, and Certificate of Designation, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 25,000,000 shares of common stock, par value $0.08 per share. As of July 17, 2020, there were 11,752,589 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our First Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our First Amended and Restated Certificate of Incorporation and Bylaws, among other things, prohibit cumulative voting in the election of directors. The First Amended and Restated Certificate of Incorporation authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. Special meetings of the stockholders may be called only by the board of directors, the chairman of the board of directors or the President or Secretary. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

Preferred Stock

Pursuant to the terms of our First Amended and Restated Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.08 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

On February 4, 2020, we filed a Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock with the Secretary of State of the State of Delaware, which designated 571,429 of our preferred stock as Series A Preferred Stock with the powers, preferences and rights set forth therein. As of July 17, 2020, there were 321,429 shares of Series A Preferred Stock issued and outstanding.

Voting Rights.

Except as otherwise provided by Delaware law, other applicable law or as provided in the Certificate of Designations, the holders of our Series A Preferred Stock are not entitled to vote on any matter submitted for a vote of holders of our common stock. The consent of the holders of at least a majority of the outstanding shares of our Series A Preferred Stock will be required to, among other matters, (i) alter, amend or change adversely any rights, preferences, or privileges of our Series A Preferred Stock, (ii) amend our First Amended and Restated Certificate of Incorporation or Bylaws in any manner that would impair or reduce the rights of our Series A Preferred Stock, or (iii) amend, alter, or repeal any provision of the Certificate of Designations.

Dividends.

Shares of our Series A Preferred Stock accrue annual preferred dividends at a rate of $0.175 per share, which are payable when, as and if declared by our board of directors. The holders of the outstanding shares of our Series A Preferred Stock are also entitled to receive on each share of our Series A Preferred Stock dividends prior to, or simultaneously with, any dividend declared with respect to our common stock equal to the greater of (i) the amount of dividends that have accrued on such share of our Series A Preferred Stock and (ii) the dividend payable with respect to each share of our common stock issuable upon conversion of such share of our Series A Preferred Stock.

Liquidation Preference.

In the event of a liquidation, dissolution or winding up of the Company, or a Deemed Liquidation Event (as defined in the Certificate of Designation) the holders of our Series A Preferred Stock are eligible to receive the greater of (i) an amount equal to $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to our Series A Preferred Stock) (the “Original Issue Price”), plus an amount equal to accrued and unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of our Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

Conversion.

Shares of our Series A Preferred Stock are convertible at the option of the holder at any time into shares of our common stock at a conversion rate determined by dividing the Original Issue Price by $3.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, recapitalizations, dividends, distributions and certain issuances of common stock) (the “Conversion Price”). This formula initially results in a one-to-one conversion ratio. The Conversion Price is subject to customary weighted average anti-dilution adjustments in the event of certain dilutive issuances of shares of our common stock or convertible securities.

We may require the conversion of all of the outstanding shares of our Series A Preferred Stock if the closing sale price of our common stock equals or exceeds $9.00 for a period of five (5) consecutive trading days with a minimum average trading volume of 35,000 shares per day over such period; provided, that, on such date, the shares of our common stock issuable upon conversion of our Series A Preferred Stock are registered for resale under the Securities Act or are otherwise eligible for resale pursuant to Rule 144 thereunder.

Notwithstanding the foregoing, prior to the receipt of all approvals, if any, of the shareholders of the Company necessary for purposes of the rules and regulations of the applicable Trading Market (as defined in the Stock Purchase Agreement), our Series A Preferred Shares shall not be converted into shares of Common Stock: (i) in the aggregate into more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization, or (ii) by any beneficial holder (as such term is defined under Rule 13d-3 of the Exchange Act) or “group” (as such term is defined under Rule 13d-5 of the Exchange Act) (such beneficial holder or group, a “Capped Holder”), if (A) the aggregate number of shares of Common Stock issued to such Capped Holder upon such conversion and any Conversion Shares then held by the Capped Holders, plus (B) the number of shares of Common Stock underlying our Series A Preferred Shares that would be held at such time by the Capped Holders (after giving effect to such conversion), plus (C) the aggregate number of shares of Common Stock held by such Capped Holder as of immediately prior to the Issuance Date, would in the aggregate exceed more than 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date (without regard to any limitation on conversion pursuant to this Section 5(n)), then such Capped Holder shall be entitled to convert such number of our Series A Preferred Shares as would result in the sum of clauses (A), (B) and (C) (after giving effect to such conversion) being equal to 19.99% of the shares of Common Stock outstanding immediately prior to the Issuance Date, in each case, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization. Any Series A Preferred Shares which a holder has elected to convert but which, by reason of the previous sentence are not so converted, shall be treated as if the holder had not made such election to convert and such Series A Preferred Shares shall remain outstanding.

Ranking.

Our Series A Preferred Stock ranks senior to our common stock with respect to distributions upon any liquidation, on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with our Series A Preferred Stock and junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to our Series A Preferred Stock.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “BMRA.” On July 17, 2020, the last reported sale price for our common stock on the NASDAQ Capital Market was $10.96 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Issuer Direct. The transfer agent and registrar’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

SELLING STOCKHOLDERS

This prospectus relates to the offer and resale of up to an aggregate of 571,429 shares of our common stock from time to time by the stockholder identified in the table below, which we refer to in this prospectus as the selling stockholder.

The shares of our common stock being offered by the selling stockholder include shares of our common stock that were issued and are issuable upon conversion of the shares of our Series A Preferred Stock issued to the selling stockholder. For additional information regarding the issuance of the shares of our Series A Preferred Stock and the shares of our common stock issued and issuable upon conversion thereof, see “Stock Purchase Agreement with Selling Stockholder” below.

The table sets forth certain information with respect to the selling stockholder, including (i) the identity of the selling stockholder, (ii) the number of shares of our common stock beneficially owned by the selling stockholder before this offering, (iii) the number of shares of our common stock being offered by the selling stockholder in this offering, and (iv) the number and percentage of shares of our common stock beneficially owned by the selling stockholder upon completion of this offering, assuming that all of the shares being offered by this prospectus are sold.

The information in the table and accompanying footnotes is based on information made available to us by the selling stockholder. Under applicable SEC rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power, and any shares of our common stock which the person has the right to acquire within 60 days of July 17, 2020 through the exercise of any option, warrant or right, or through the conversion of any convertible security. The percentage of shares beneficially owned is based on 11,752,589 shares of common stock issued and outstanding as of July 17, 2020. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, we believe that the selling stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Selling Stockholder	Shares of Common Stock Beneficially Owned Before This Offering (1)	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering (2)	Percentage of Shares Beneficially Owned upon Completion of This Offering
Palm Global Small Cap Master Fund LP	571,429	571,429	-	*

* Represents beneficial ownership of less than 1% of our outstanding shares.

(1)	Consists of (i) 250,000 shares of common stock and (ii) 321,429 shares of Series A Preferred Stock convertible into 321,429 shares of common stock.
(2)

Assumes that all shares of common stock being registered on behalf of the selling stockholder under the registration statement of which this prospectus forms a part are sold in this offering, and that the selling stockholder will not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

All of the shares being registered for resale by the selling stockholder pursuant to this prospectus were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus is a part.

The registration of the shares of our common stock set forth in the table does not mean that the selling stockholder will sell or otherwise dispose of all or any of those securities. The selling stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of this registration statement. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus as required by SEC rules.

Stock Purchase Agreement with Selling Stockholder

On February 21, 2020, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with, and consummated a private placement of 571,429 shares of our Series A Preferred Stock to the selling stockholder. The offer and sale of the shares were not registered under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Stock Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholder, pursuant to which we agreed to file a registration statement registering the resale of the shares of our common stock issuable upon conversion of our Series A Preferred Stock issued to the selling stockholder under the Stock Purchase Agreement.

As of July 17, 2020, the selling stockholder holds 321,429 shares of our Series A Preferred Stock and has converted the other 250,000 shares of our Series A Preferred Stock purchased under the Stock Purchase Agreement into shares of our common stock.

Board Observer Agreement

In connection with the Stock Purchase Agreement, we entered into a board observer agreement (the “Board Observer Agreement”) with the selling stockholder. The Board Observer Agreement provides that for the longer of three years following the closing of the transactions under the Stock Purchase Agreement or for so long as the selling stockholder holds any shares of our Series A Preferred Stock, the selling stockholder will have the right to appoint one individual to attend and observe meetings of our board of directors, subject to certain exceptions.

No Material Relationships

Except as described above, there are no material relationships between us and the selling stockholder, and there have been no material relationships within the past three years. In addition, we have been advised that the selling stockholder is not, nor is it affiliated with, any broker-dealer or underwriter.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholder may sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholder may sell shares of our common stock from time to time in one or more transactions:

•         at a fixed price or prices, which may be changed;

•         at market prices prevailing at the time of sale;

•         at prices related to such prevailing market prices; or

•         at negotiated prices.

We or the selling stockholder may also sell shares of our common stock covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•         on or through the facilities of the NASDAQ Capital Market or any other stock exchange or quotation or trading service on which our common stock may be listed, quoted or traded at the time of sale; and/or

•         to or through a market maker other than on the NASDAQ Capital Market or such other stock exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

•         whether we and/or the selling stockholder will be selling shares of our common stock thereunder;

•         the name or names of any underwriters, dealers or agents, if any;

•         the purchase price of the common stock and the proceeds we or the selling stockholder will receive from the sale;

•         any over-allotment options under which underwriters may purchase additional common stock from us or the selling stockholder;

•         any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•         any public offering price;

•         any discounts or concessions allowed or reallowed or paid to dealers; and

•         any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions unless otherwise specified in the prospectus supplement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholder may use underwriters with whom we or the selling stockholder have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholder may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we or the selling stockholder will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us or the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling stockholder must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholder may provide agents and underwriters with indemnification against civil liabilities related to any offering pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in the offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares of our common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NASDAQ Capital Market, or any other stock exchange or which our common stock may be listed at the time of sale, may engage in passive market making transactions in our common stock on the NASDAQ Capital Market or such other stock exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the common stock offered by this prospectus. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

PKF, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Biomerica, Inc. and Subsidiaries included in our Annual Report on Form 10-K, for the years ended May 31, 2018 and 2019 as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Biomerica, Inc. and Subsidiaries are incorporated by reference in reliance on PKF, LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

 Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

 The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

  Our Annual Report on Form 10-K for the fiscal year ended May, 31, 2019, as filed with the SEC on August 29, 2019;
  Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 24, 2019 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended May, 31, 2019);
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2019, November 30, 2019, and February 29, 2020, as filed with the SEC on October 15, 2019, January 14, 2020 and April 14, 2020, respectively;
  Our Current Reports on Form 8-K as filed with the SEC on each of September 4, 2019, December 13, 2019, February 27, 2020, March 18, 2020, March 20, 2020, April 6, 2020, May 11, 2020, June 2, 2020, June 17, 2020, and June 30, 2020; and

•         The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 23, 2016, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the initial registration statement is initially filed and prior to the termination of this offering, provided that nothing in this prospectus shall be deemed to incorporate portions of documents or information “furnished” and not “filed” with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference at no cost. Requests should be made to:

Zackary Irani

Chairman & Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue Irvine, California 92614

(949) 645-2111

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

$90,000,000

BIOMERICA, INC.

Common Stock

571,429 Shares of Common Stock

Offered by the Selling Stockholder

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee................................................................................................	$	[]
Legal fees and expenses........................................................................................	$	[]	*
Accounting fees and expenses............................................................................	$	[]	*
Miscellaneous.........................................................................................................	$	[]
Total expenses*......................................................................................................	$	[]

*    Does not include expense of preparing prospectus supplements and other expenses relating to specific offerings made pursuant to this prospectus.

ITEM 15.               INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our First Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted under Delaware law. The effect of this provision of our First Amended and Restated Certificate of Incorporation, as permitted by Section 145 of the Delaware General Corporation Law, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duties as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

In addition, as permitted by Section 145, our Bylaws provide that we are required to indemnify our directors and officers and persons serving in these capacities in other business enterprises (including, for example, our subsidiaries) at our request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary. Our Bylaws also provide that we may, in our discretion, indemnify our employees and agents in circumstances where indemnification is not required by law. The rights conferred in the Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees. We may not retroactively amend our bylaw provisions in a way that reduces the protections of the directors, officers and employees who benefit from these provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 16.               EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	First Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.8 to the Company’s Annual Report on Form 10-KSB, filed September 13, 2000).
3.2

Certificate of Correction of the Certificate of Designation for the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on February 26, 2020 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed February 27, 2020).

3.3	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A, filed July 14, 1983.)
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2, filed September 16, 1999).
5.1	Opinion of Legal Counsel±
23.1	Consent of PKF, LLP±
23.2	Consent of Legal Counsel (included in Exhibit 5.1)±
24.1	Power of Attorney (included on the signature page of this registration statement)±

±              Filed herewith.

*            To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, if applicable.

ITEM 17.               UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 20, 2020.

BIOMERICA, INC.

By:	/s/ Zackary Irani
Zackary Irani
Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Zackary Irani and Janet Moore, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Zackary Irani	Chairman and Chief Executive Officer	July 20, 2020
Zackary Irani	(Principal Executive Officer)

/s/ Janet Moore	Director, Chief Financial Officer, Treasurer & Secretary	July 20, 2020
Janet Moore	(Principal Financial and Accounting Officer)

/s/ Allen Barbieri	Director	July 20, 2020
Allen Barbieri

/s/ Francis Cano, Ph.D	Director	July 20, 2020
Francis Cano, Ph.D

/s/ Jane Emerson, M.D., Ph.D.	Director	July 20, 2020
Jane Emerson, M.D., Ph.D.

/s/ Mark Sirgo, Pharm.D	Director	July 20, 2020
Mark Sirgo, Pharm.D